Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO THE

UNCOMMITTED SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This SECOND AMENDMENT, dated as of March 31, 2006 (this “Amendment”) to the UNCOMMITTED SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2005 (as amended by the First Amendment dated November 28, 2005 (the “First Amendment”) and as otherwise amended, restated, supplemented or modified prior to the date hereof, the “Credit Agreement”) among ATMOS ENERGY MARKETING, LLC (f/k/a Woodward Marketing, L.L.C.), a Delaware limited liability company (the “Borrower”), the financial institutions from time to time parties thereto (the “Banks”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), as Joint Lead Arranger and Joint Bookrunner, as Administrative Agent for the Banks, as Collateral Agent, as an Issuing Bank, and as a Bank, BNP PARIBAS, a bank organized under the laws of France (“BNP Paribas”), as Joint Lead Arranger and Joint Bookrunner, as Documentation Agent (together with the Administrative Agent, the “Agents”), as an Issuing Bank and as a Bank, and SOCIÉTÉ GÉNÉRALE, as Syndication Agent and as a Bank.

WHEREAS, the Borrower has requested that the Credit Agreement be extended beyond its currently scheduled expiration of March 31, 2006;

WHEREAS, the Borrower has requested, in addition to an extension of the Credit Agreement, that the parties hereto make certain other amendments to the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, the financial institutions party hereto have indicated their willingness to consider to lend such amounts and to consider to continue to issue and to participate in such Letters of Credit on the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings ascribed to them in the Credit Agreement.

2. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Margin,” “Cumulative Loss,” “Dollar Advance Cap,” “Eligible Accounts,” “Eligible Exchange Receivables,” “Expiration Date,” “Maturity Date”, “Tier I Account Party” and “Tier II Account Party” in their respective entireties and substituting in lieu thereof the following:

“Applicable Margin” means (i) with respect to Base Rate Loans, ..250% per annum and (ii) with respect to Offshore Rate Loans and Letters of Credit, for any day, the applicable rate per annum set forth below, based upon the Excess Tangible Net Worth determined as the last day of the most recently ended fiscal quarter:

Excess Tangible Net Worth	Applicable Margin for Offshore Rate Loans	Applicable Margin for Letters of Credit (other than Swap-Related Standby Letters of Credit)	Applicable Margin for Swap-Related Standby Letters of Credit
Less than or equal to $25,000,000	1.625%	1.375%	1.875%
Greater than $25,000,000 and less than or equal to $50,000,000	1.500%	1.250%	1.750%
Greater than $50,000,000 and less or equal to $75,000,000	1.375%	1.125%	1.625%
Greater than $75,000,000	1.250%	1.000%	1.500%

For the purposes of the foregoing, the Excess Tangible Net Worth shall be determined based upon the Borrower’s most recent consolidated financial statements delivered pursuant to Section 7.01(c), and each change in the Applicable Margin resulting from a change in the Excess Tangible Net Worth shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Excess Tangible Net Worth shall be deemed to be less than or equal to $25,000,000 at any time that an Event of Default has occurred and is continuing.

“Cumulative Loss” means, as of the date of any election of a Borrowing Base Sub-Cap, the consolidated net loss of the Borrower and its Subsidiaries for the twelve (12) months of reported results through the most recent Compliance Certificate, as defined according to GAAP, but excluding from net income any gains or losses attributable solely to accounting changes adopted by Borrower to achieve consistency with the consensus reached on Issue 02-3 (Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities) by the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board reflected in the minutes of the October 25, 2002 meeting of the EITF.

“Dollar Advance Cap” means a cap upon Revolving Loans under the Borrowing Base Line with the following limits:

(a) $35,000,000 at such times as the Borrowing Base Sub-Cap is $100,000,000; and

(b) $70,000,000 at such times as the Borrowing Base Sub-Cap is $150,000,000; and

(c) $105,000,000 at such times as the Borrowing Base Sub-Cap is $200,000,000; and

(d) $140,000,000 at such times as the Borrowing Base Sub-Cap is $250,000,000;

(e) $175,000,000 at such times as the Borrowing Base Sub-Cap is $300,000,000;

(f) $210,000,000 at such times as the Borrowing Base Sub-Cap is $350,000,000;

(g) $240,000,000 at such times as the Borrowing Base Sub-Cap is $400,000,000;

(h) $280,000,000 at such times as the Borrowing Base Sub-Cap is $450,000,000;

(i) $315,000,000 at such times as the Borrowing Base Sub-Cap is $500,000,000;

(j) $350,000,000 at such times as the Borrowing Base Sub-Cap is $550,000,000;

(k) $385,000,000 at such times as the Borrowing Base Sub-Cap is $575,000,000;

(l) $390,000,000 at such times as the Borrowing Base Sub-Cap is $580,000,000

“Eligible Accounts” means, at the time of any determination thereof, each of the Borrower’s Accounts as to which the following requirements have been fulfilled to the satisfaction of the Required Banks:

(a) Such Account (i) if for an amount in excess of $1,000,000, is acceptable to the Required Banks in their sole discretion and either (x) is the result of a sale to a Tier I or Tier II Account Party, or (y) is secured by letters of credit in form acceptable to the Required Banks in their sole discretion and issued by banks approved by the Required Banks in their sole discretion, or (ii) if for an amount of $1,000,000 or less, such Account will be included as a Tier II Account unless such Account has been previously approved by the Required Banks as a Tier I Account;

(b) Borrower has lawful and absolute title to such Account;

(c) Such Account is a valid, legally enforceable obligation of the Person who is obligated under such Account for goods actually delivered or to be delivered to such Account Debtor in the ordinary course of the Borrower’s business;

(d) Such Account shall have excluded therefrom any portion that is subject to any dispute, offset, counterclaim or other claim or defense on the part of the Account Debtor or to any claim on the part of the Account Debtor denying liability under such Account; provided, however, that in the event that the portion that is subject to any such dispute, counterclaim or other claim or defense is secured with a Letter of Credit, such portion secured by the Letter of Credit shall not be excluded;

(e) Such Account is not evidenced by any chattel paper, promissory note or other instrument;

(f) Such Account is subject to a fully perfected first priority security interest in favor of the Administrative Agent pursuant to the Loan Documents, prior to the rights of, and enforceable as such against, any other Person, and such Account is not subject to any security interest or Lien in favor of any Person other than the Liens of the Banks pursuant to the Loan Documents;

(g) Such Account shall have excluded therefrom any portion which is not payable in Dollars in the U.S.;

(h) Such Account has been due and payable for 15 days or less (or 30 days or less, if the Account Debtor is a Governmental Authority) from the date of the invoice and no extension or indulgence has been granted extending the due date beyond a 15 day period (or 30 days, as the case may be), except if such Account by its terms provides for a 15 day payment period, then such Account shall be eligible for up to 30 days from the date of invoice, or as otherwise approved by the Required Banks in writing; and

(i) No Account Debtor in respect of such Account is (i) incorporated in or primarily conducting business in any jurisdiction outside of the U.S., unless such Account Debtor and the Account is approved by the Required Banks and the

Borrower is notified in writing by the Administrative Agent, or (ii) an Affiliate of the Borrower, other than Atmos Energy Corporation, provided, that as long as Atmos Energy Corporation maintains an S&P rating of BBB or a Moody’s rating of Baa2 or better, and such Accounts would otherwise qualify as Eligible Accounts, Accounts of Atmos Energy Corporation (and its Subsidiaries and Affiliates that have been approved by Agents as Tier I Account Parties) may be included as Tier I Accounts to the extent that such Accounts do not exceed 50% of Borrower’s total Accounts, provided, further, should Atmos Energy Corporation not maintain such ratings, and such Accounts would otherwise qualify as Eligible Accounts, Accounts of Atmos Energy Corporation may be included, subject to the approval of the Required Banks, as Eligible Accounts as a Tier I Account or a Tier II Account.

(j) The balance of such Account shall be the net of, in each case (i) any accounts payable owing to the Account Debtor by the Borrower on such Account and (ii) after application thereof to any Eligible Exchange Receivables, Unbilled Eligible Accounts, and Realizable Unrealized Profits with such Account Debtor, other offsets against amounts owed to such Account Debtor, whether in respect of unbilled purchases, out-of-the-money positions or unperformed contracts for purchase.

“Eligible Exchange Receivables” means all enforceable rights of the Borrower to receive Product in exchange for the sale or trade of Product previously delivered to the exchange debtor by the Borrower valued at an independent posting and which (a) are evidenced by a written agreement enforceable against the exchange debtor thereof, (b) are current pursuant to the terms of the contract or invoice, (c) are subject to a perfected, first Lien in favor of the Administrative Agent for the benefit of the Banks subject only to Permitted Liens, and no other Lien, charge, offset or claim, (d) are not the subject of a dispute between the exchange debtor and the Borrower, (e) are valued at Platt’s spot market price or an independent posting acceptable to the Required Banks in their sole discretion, (f) if arising pursuant to contracts involving an amount in excess of $1,000,000, are contracts by exchangers pre-approved by the Required Banks in their sole discretion, or contracts secured by letters of credit in form acceptable to the Required Banks in their sole discretion and issued by banks approved by the Required Banks in their sole discretion, (g) have not been otherwise determined by the Required Banks in their sole discretion to be unacceptable to them, and (h) are the net of, in each case (i) any payables owing to such exchange debtor by the Borrower and (ii) after application thereof to any Eligible Accounts, Unbilled Eligible Accounts, and Realizable Unrealized Profits with such Account Debtor, other offsets against amounts owed to such exchange debtor, whether in respect of unbilled purchases, out-of-the-money positions or unperformed contracts for purchase. The Product and Account relating to or creating any Eligible Exchange Receivable shall not be simultaneously included in any other availability calculation, including, without limitation, Undelivered Product Value, Eligible Inventory or Eligible Accounts.

“Expiration Date” means the earliest to occur of:

(a) March 31, 2007; or

(b) the date demand for payment is made by the Administrative Agent; or

(c) the date an Event of Default occurs.

“Maturity Date” means June 30, 2007.

“Tier I Account Party” means an Account Debtor that is approved by the Required Banks in their sole discretion as a Tier I Account Party.

“Tier II Account Party” means any Account Debtor that is approved by the Required Banks in their sole discretion as a Tier II Account Party.

3. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby further amended by deleting the reference to “UFJ Bank Limited, New York Branch” in the definition of “Banks” in such Section 1.01 and substituting in lieu thereof “The Bank of Tokyo-Mitsubishi UFJ, Ltd. (as successor by merger to UFJ Bank Limited, New York Branch)”.

4. Amendment to Section 3.01 of the Credit Agreement. Section 3.01(b) is hereby amended by deleting the lead-in language appearing in such Section 3.01(b) beginning with “Each Issuing Bank” and ending with “any Letter of Credit if:” in its entirety and substituting in lieu thereof the following:

“Each Issuing Bank is under no obligation to consider the Issuance of or to Issue any Letter of Credit unless all Banks shall have consented (deemed or explicit) to the Issuance of such Letter of Credit in their sole discretion; provided that with respect to Section 3.01(b)(iii), no Issuing Bank shall Issue any Letter of Credit that fails to comply with the expiry date requirements of Section 3.01(b)(iii) without the prior, explicit consent of each Bank, and with respect to the other provisions of this Section 3.01(b), each Issuing Bank is under no obligation to Issue any Letter of Credit if:”

5. Amendment to Section 3.02 of the Credit Agreement. Section 3.02(a)(iv) is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“(iv) the expiry date of the Letter of Credit, which date shall not, without the prior, explicit consent of each Bank, be later than the earlier to occur of (A) 90 days after the proposed date of Issuance of such Letter of Credit or (B) the Maturity Date;”

6. Amendment to Section 8.13 of the Credit Agreement. Section 8.13 is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“Change of Management. Borrower shall not permit any Change of Management. For purposes of this Section 8.13, “Change of Management” shall mean that within any 90-day period no Significant Change shall occur without approval from the Agents. For purposes of this Section 8.13, “Significant Change” shall mean that two or more of the Key Individuals are no longer in roles comparable or greater than their existing roles at the start of the 90-day period. For purposes of this Section 8.13, “Key Individuals” shall mean (i) Mark Johnson, in the role of President, C. Richard Alford, in the role of Senior Vice President-Finance and Administration, and Marc Tronzo, in the role of Senior Vice President-Trading.”

7. Amendment to Schedule 2.01 of the Credit Agreement. Schedule 2.01 of the Credit Agreement is hereby amended by deleting the reference to “UFJ Bank Limited, New York Branch” under the column entitled “Banks” in Section II of such Schedule 2.01 and substituting in lieu thereof “The Bank of Tokyo-Mitsubishi UFJ, Ltd. (as successor by merger to UFJ Bank Limited, New York Branch)”.

8. Amendment to Schedule 11.02 of the Credit Agreement. Schedule 11.02 of the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting in lieu thereof Schedule 11.02 as appended hereto as Exhibit A.

9. Representations. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on even date herewith, and further represents and warrants that (a) no material adverse change has occurred in the financial condition or business prospects of the Borrower since the date of the last financial statements delivered to the Administrative Agent and the Banks, (b) no Default or Event of Default has occurred and is continuing, and (c) the Borrower is fully authorized to enter into this Amendment. THE BORROWER ACKNOWLEDGES THAT THE CREDIT AGREEMENT PROVIDES FOR A CREDIT FACILITY THAT IS COMPLETELY OPTIONAL ON THE PART OF THE BANKS AND THAT THE BANKS HAVE ABSOLUTELY NO DUTY OR OBLIGATION TO ADVANCE ANY REVOLVING LOAN OR TO ISSUE ANY LETTER OF CREDIT. BORROWER REPRESENTS AND WARRANTS TO THE BANKS THAT BORROWER IS

AWARE OF THE RISKS ASSOCIATED WITH CONDUCTING BUSINESS UTILIZING AN UNCOMMITTED FACILITY.

10. Conditions Precedent. This Amendment shall become effective on the first date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) Fees and Expenses. The Agents and the Banks shall have received payment of all fees and expenses owed to them by the Borrower as of the Effective Date;

(b) Delivered Documents. On the Effective Date, the Administrative Agent shall have received executed originals of:

(i) this Amendment, executed by a duly authorized officer of each of the Borrower and the Banks;

(ii) the Acknowledgement and Consent set forth in Exhibit A hereto, each executed by a duly authorized officer of the party named therein, consenting to this Amendment and affirming the Loan Documents specified therein;

(iii) a legal opinion of counsel to the Borrower and counsel to Guarantor each addressed to the Administrative Agent and the Banks, in form and substance acceptable to the Administrative Agent and the Banks;

(iv) copies of the resolutions of the members of the Borrower authorizing the amendments and transactions contemplated hereby, certified as of the Effective Date by the Secretary of the Borrower, and certifying the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Amendment and all other documents to be delivered by the Borrower hereunder; and

(v) such other documents or certificates as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

11. Miscellaneous.

(a) Limited Effect. Except as expressly consented to hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, without any consent, amendment, waiver or modification of any provision thereof; provided, however, that upon the Effective Date, all references herein and therein to the “Loan Documents” shall be deemed to include, in any event, the Amendment to the Guaranty, dated as of October 1, 2003, the First Amendment to Subordination Agreement, dated as of February 18, 2004, Amendment No. 1 to the Security Agreement and Reaffirmation dated March 30, 2005, the First Amendment, dated November 28, 2005, to the Uncommitted Second Amended and

Restated Credit Agreement and this Amendment, and all other documents delivered to the Administrative Agent or any Bank in connection therewith. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended hereby.

(b) Severability. In case any of the provisions of this Amendment shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Execution in Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or telecopier shall be effective as delivery of an originally executed counterpart of this Amendment.

(d) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT, THE BANKS AND ALL AGENT-RELATED PERSONS SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW.

(e) Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Borrower, Administrative Agent, the Banks, Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Amendment or any of the other Loan Documents.

(f) COMPLETE AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER WRITTEN AGREEMENTS ENTERED INTO AMONG THE PARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER

ATMOS ENERGY MARKETING, LLC (formerly known as Woodward Marketing, L.L.C.), a Delaware limited liability company

By:	/s/ RONALD BAHR
Name: Ronald Bahr
Title: Vice President

GUARANTOR

ATMOS ENERGY HOLDINGS, INC.

By:	/s/ LAURIE M. SHERWOOD
Name: Laurie M. Sherwood
Title: Vice President & Treasurer

FORTIS CAPITAL CORP., a Connecticut corporation, as Joint Lead Arranger and Joint Bookrunner, Administrative Agent, Collateral Agent, Issuing Bank, and a Bank

By:	/s/ IRENE C. RUMMEL
Name: Irene C. Rummel
Title: Senior Vice President

By:	/s/ LEONARD RUSSO
Name: Leonard Russo
Title: Director

BNP PARIBAS, a bank organized under the laws of France, as Joint Lead Arranger and Joint Bookrunner, Documentation Agent, Issuing Bank and a Bank

By:	/s/ ZALI WIN
Name: Zali Win
Title: Managing Director

By:	/s/ RICHARD J. WERNLI
Name: Richard J. Wernli
Title: Director

SOCIÉTÉ GÉNÉRALE, as Syndication Agent and as a Bank

By:	/s/ BARBARA PAULSEN
Name: Barbara Paulsen
Title: Director

By:	/s/ CHUNG-TAEK OH
Name: Chung-Taek Oh
Title: Associate

NATEXIS BANQUES POPULAIRES, as a Bank

By:	/s/ DAVID PERSHAD
Name: David Pershad
Title: Vice President

By:	/s/ VINCENT LAURAS
Name: Vincent Lauras
Title: Managing Director

RZB FINANCE LLC, as a Bank

By:	/s/ HERMINE KIROLOS
Name: Hermine Kirolos
Title: Group Vice President

By:	/s/ GRISELDA ALVIZO
Name: Griselda Alvizo
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ TAKESHI TAKAHASHI
Name: Takeshi Takahashi
Title: Senior Vice President & Group Head

BROWN BROTHERS HARRIMAN & CO., as a Bank

By:	/s/ JOHN C. SANTOS, JR.
Name: John C. Santos, Jr.
Title: Managing Director

THE ROYAL BANK OF SCOTLAND plc, as a Bank

By:	/s/ MATTHEW MAIN
Name: Matthew Main
Title: Managing Director

SCHEDULE 11.02

LENDING OFFICES AND ADDRESSES FOR NOTICES

FORTIS CAPITAL CORP.,

As Administrative Agent and Collateral Agent

15455 N. Dallas Parkway

Suite 1400

Addison, TX 75001

Telephone: (214) 953-9313

Facsimile: (214) 969-9332

FORTIS CAPITAL CORP.,

As Issuing Bank and a Bank

15455 N. Dallas Parkway

Suite 1400

Addison, TX 75001

Attention: Marla Jennings

Telephone: (214) 953-9313

Facsimile: (214) 969-9332

BNP PARIBAS

As Documentation Agent

787 Seventh Avenue

New York, New York 10019

Attention: Ed Chin

Telephone: (212) 841-2020

Facsimile: (212) 841-2536

SOCIÉTÉ GÉNÉRALE,

As Syndication Agent and as a Bank

1221 Avenue of the Americas

New York, New York 10020

Attention: Barbara Paulsen

Telephone: (212) 278-6496

Facsimile: (212) 278-7417

NATEXIS BANQUES POPULAIRES

As a Bank

1251 Avenue of the Americas, 34th Floor

New York, New York 10020

Attention: David Pershad

Telephone: (212) 872-5015

Facsimile: (212) 354-9095

RZB FINANCE LLC

As a Bank

1133 Avenue of the Americas

New York, New York 10036

Attention: Hermine Kirolos

Telephone: (212) 845-4114

Facsimile: (212) 944-6389

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

As a Bank

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

1251 Avenue of the Americas

New York, New York 10020-1104

Attention: Shigeru Shimizu

Telephone: (212) 782-5565

Facsimile: (212) 782-6442

with a copy to:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

1100 Louisiana Street,

Suite 2800

Houston, Texas 77002

Attention: Lad Perenyi

Telephone: (713) 655-3817

Facsimile: (713) 658-0116

BROWN BROTHERS HARRIMAN & Co.

As a Bank

140 Broadway

New York, New York 10005

Attention: Paul Feldman

Telephone: (212) 493-7732

Facsimile: (212) 493-8998

THE ROYAL BANK OF SCOTLAND plc

As a Bank

101 Park Avenue, 6th Floor

New York, New York 10178

Attention: Alisa Williams

Telephone: (212) 401-3200

With copies to:

600 Travis St, Suite 6500

Houston, Texas 77002

Attention: Matthew Main

Telephone: (713) 221-2441

Facsimile: (713) 221-2430

EXHIBIT A TO

SECOND AMENDMENT

ACKNOWLEDGEMENT AND CONSENT

Reference is made to the SECOND AMENDMENT, dated as of March 31, 2006 (the “Second Amendment”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2005 (as amended by the First Amendment dated November 28, 2005, the “First Amendment”, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ATMOS ENERGY MARKETING, LLC, a Delaware limited liability company (the “AEM”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), as a Bank, as an Issuing Bank, and as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”), as Collateral Agent, as a Joint Lead Arranger and as a Joint Bookrunner, BNP PARIBAS, a bank organized under the laws of France (“BNP Paribas”), as a Bank, as an Issuing Bank, as a Joint Lead Arranger, as a Joint Bookrunner and as Documentation Agent, SOCIÉTÉ GÉNÉRALE, as Syndication Agent and as a Bank (together with the Administrative Agent, the “Agents”), and each other financial institution that may become a party thereto (collectively the “Banks”), (ii) that certain SECURITY AGREEMENT, dated as of December 1, 2001 (as amended by AMENDMENT NO. 1 TO THE SECURITY AGREEMENT, dated as of March 30, 2005 and as further amended, restated, supplemented or otherwise modified in writing from time to time, the “Security Agreement”) executed by AEM as grantor (the “Grantor”) and the Collateral Agent, (iii) that certain GUARANTY, dated March 30, 2005 (as further amended, restated, supplemented or otherwise modified in writing from time to time, the “AEH Guaranty”) executed for the ratable benefit of the Banks by Atmos Energy Holdings, Inc. (“AEH”) as guarantor (the “Guarantor”), (iv) that certain ATMOS SUPPORT AGREEMENT, dated March 30, 2005 (as further amended, restated, supplemented or otherwise modified in writing from time to time, the “Atmos Support Agreement”) executed by Atmos Energy Corporation, a Texas and Virginia corporation (“Atmos”) as support sponsor (the “Support Provider”), and (v) that certain SUBORDINATION AGREEMENT dated as of March 30, 2005 (as further amended, restated, supplemented or otherwise modified in writing from time to time, the “Subordination Agreement”) by and between Fortis and AEH (the “Subordinated Creditor,” together with the Security Agreement, the AEH Guaranty and the Atmos Support Agreement, collectively, the “Security Documents” and individually, a “Security Document”) and acknowledged by the Borrower. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

Each of the Grantor, the Guarantor, the Support Provider and the Subordinated Creditor hereby:

(a) acknowledges that the Borrower has requested and the Second Amendment will effect an extension of the Termination Date until March 31, 2007 and an extension of the Maturity Date until June 30, 2007;

(b) acknowledges that the Borrower has requested certain other amendments to the Credit Agreement on the terms and subject to the conditions set forth in the Second Amendment;

(c) acknowledges that such requests were in order and that the benefits of such extensions and other amendments pursuant to the Second Amendment will directly or indirectly accrue to such party;

(d) consents to the Second Amendment;

(e) confirms and agrees that its respective obligations under the applicable Security Documents shall continue in full force and effect and is hereby ratified and confirmed in all respects;

(f) acknowledges the receipt and sufficiency of such benefits and other good and valuable consideration to support its continuing obligations under the applicable Security Documents, including as such obligations may be affected by the effectiveness of the Second Amendment; and

(g) with respect to the Guarantor, confirms and agrees that any reference in the recitals of the AEH Guaranty to “$250,000,000” shall be deemed to be a reference to “$580,000,000” consistent with the Credit Amendment.

Each party hereto, in its capacity as grantor, guarantor, support provider and subordinated creditor, hereby ratifies that certain Second Amendment to Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of March __, 2006.

ATMOS ENERGY MARKETING, LLC as Grantor

By:
Title:

ATMOS ENERGY HOLDINGS, INC., as Guarantor and as Subordinated Creditor

By:
Title:

ATMOS ENERGY CORPORATION, as Support Provider

By:
Title:

By:
Title: